                                                                   Exhibit 10.7



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                             STOCKHOLDERS' AGREEMENT

                                  By and Among

                       International Microcircuits, Inc.,

                           The Continuing Stockholders
                         as defined herein and set forth
                          on the signature pages hereto

                                       and

                       The Investors as defined herein and
                     set forth on the signature pages hereto



                          Dated as of December 16 1997



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

                                TABLE OF CONTENTS

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                                                                                                               Page
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
ARTICLE I                  DEFINITIONS............................................................................1
         Section 1.1       Construction of Terms..................................................................1
         Section 1.2       Terms Not Defined......................................................................1
         Section 1.3       Number of Shares of Stock..............................................................1
         Section 1.4       Defined Terms..........................................................................1

ARTICLE II                 REPRESENTATIONS AND WARRANTIES.     ...................................................3
         Section 2.1       Representations and Warranties of Each Investor........................................3
         Section 2.2       Representations and Warranties of the Continuing Stockholders..........................4
         Section 2.3       Representations and Warranties of the Company..........................................4

ARTICLE III                RESTRICTIONS ON TRANSFER: RIGHT OF LAST REFUSAL;
                           DRAG-ALONG AND TAG-ALONG PROVISIONS....................................................5
         Section 3.1       Restrictions on Transfer...............................................................5
         Section 3.2       Right of Last Refusal..................................................................5
         Section 3.3       Drag-Along Obligations.................................................................7
         Section 3.4       Tag-Along Rights.......................................................................8
         Section 3.5       Contemporaneous Transfers..............................................................8
         Section 3.6       Assignment.............................................................................8
         Section 3.7       Prohibited Transfers...................................................................8

ARTICLE IV                 RIGHTS TO PURCHASE.      ..............................................................9
         Section 4.1       Right to Participate in Certain Sales of Additional Securities.........................9
         Section 4.2       Assignment of Rights..................................................................10

ARTICLE V                  REGISTRATION RIGHTS.                ..................................................10
         Section 5.1       Piggyback Registration Rights.........................................................10
         Section 5.2       Demand Registration Rights............................................................11
         Section 5.3       Form S-3..............................................................................12
         Section 5.4       Registrable Shares....................................................................13
         Section 5.5       Further Obligations of the Company....................................................13
         Section 5.6       Indemnifications; Contribution........................................................15
         Section 5.8       Market Stand-Off......................................................................17
         Section 5.9       Transfer of Registration Rights.......................................................17

ARTICLE VI                 MISCELLANEOUS PROVISIONS.           ..................................................17
         Section 6.1       Survival of Representations and Covenants.............................................17
         Section 6.2       Legend on Securities..................................................................18
         Section 6.3       Amendment and Waiver..................................................................18
         Section 6.4       Notices...............................................................................18
         Section 6.5       Headings..............................................................................19
         Section 6.6       Counterparts..........................................................................19
         Section 6.7       Dispute Resolution....................................................................19
         Section 6.8       Remedies; Severability................................................................19

                                      -i-


                                           TABLE OF CONTENTS
                                               (continued)


         Section 6.9       Entire Agreement......................................................................20
         Section 6.10      Adjustments...........................................................................20
         Section 6.11      Law Governing.........................................................................20
         Section 6.12      Successors and Assigns................................................................20



Exhibit A         Form of Joinder Agreement

Exhibit B         Amended and Restated Articles of Incorporation

                             STOCKHOLDERS' AGREEMENT


         This Stockholders' Agreement is made as of this 16 day of December, 1997 by and among International Microcircuits, Inc., a California corporation (the "Company'), the holders of shares of the Common Stock without par value per share (the "Common Stock"), of the Company identified on the signature pages hereto (collectively the `Continuing Stockholders," and individually a "Continuing Stockholder") and the entities and persons listed under the heading "Investors" on the signature pages hereto (the "Investors"), and any other stockholder or option holder who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as EXHIBIT A (a "Joinder Agreement").

                                   WITNESSETH

         WHEREAS, the Continuing Stockholders own shares of the Company's outstanding Common Stock; and

         WHEREAS, reference is made to the Stock Purchase Agreement, dated as of the date hereof, by and between the Company and the Investors (the "Investment Agreement"), pursuant to which the Investors have purchased or will purchase shares of the Company's Convertible Participating Preferred Stock without par value per share (the "Convertible Preferred Stock," and together with all other classes of preferred stock of the Company, the "Preferred Stock").

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I              DEFINITIONS

         SECTION 1.1 CONSTRUCTION OF TERMS. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

         SECTION 1.2 TERMS NOT DEFINED. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Investment Agreement.

         SECTION 1.3 NUMBER OF SHARES OF STOCK. Whenever any provision of this Agreement calls for any calculation based on a number of shares of capital stock held by a Continuing Stockholder or an Investor, the number of shares deemed to be held by that Continuing Stockholder or Investor shall be the total number of shares of Common Stock, then owned by a Continuing Stockholder or Investor, plus the total number of shares of Common Stock issuable upon conversion of any Preferred Stock or other convertible securities (whether debt or equity) or exercise of any vested options, warrants, subscription or other rights to acquire any shares of the capital stock of the Company then owned by the Continuing Stockholders or the Investors.

         SECTION 1.4 DEFINED TERMS. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

         An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Common Stock without par value per share, of the Company, as the context requires, and any other common equity securities now or hereafter issued by the Company (but not including the Preferred Stock), and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "Conversion Price" shall have the meaning ascribed to such term in the Company's Amended and Restated Articles of Incorporation.

         "Convertible Preferred Stock" means the Convertible Participating Preferred Stock, without par value per share, of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of the Company's Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 10% owner of the Company's Common Stock.

         "Offer Notice" has the meaning specified in Section 3.2(a)

         "Offeror" has the meaning specified in Section 3.2.

         "Permitted Transferee" has the meaning specified in Section 3. 1.

         "Person" means an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization, governmental or otherwise.

         "Preferred Stock: means the Convertible Participating Preferred Stock and the Redeemable Preferred Stock and any other class of preferred stock, each issued or to be issued in accordance with and subject to the terms of the Amended and Restated Articles of Incorporation of the Company substantially in the form attached hereto as EXHIBIT B (as the same may hereafter be amended, the "Charter"), together with any other shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement or of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "Qualified Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock to the public in which the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $20 million, at a price per share not less than $13.22 (as appropriately adjusted for any stock split, combination, reorganization, stock dividend or similar event).

         "Redeemable Preferred Stock means the Company's Redeemable Preferred Stock, without par value per share, issued by the Company.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Shares" means the shares of Common Stock, Preferred Stock and any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "Transaction Offer" has the meaning specified in Section 3.2.

         "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

         "Transferring Stockholder" has the meaning specified in Section 3.2.

ARTICLE II             REPRESENTATIONS AND WARRANTIES.

         SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR. Each of the Investors, individually and not jointly, hereby represents, warrants and covenants to the Company and to the Continuing Stockholders as follows: (a) such Investor has full authority and power under its charter and by-laws to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of such Investor enforceable against it in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies (provided, however, that the limitations described in this clause (ii) should not prevent the practical realization of the benefits intended by this Agreement); and (c) the execution, delivery and performance by such Investor of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Investor, or require such Investor to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any material indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Investor is a party or by which the property of such Investor is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Investor.

         SECTION 2.2 REPRESENTATIONS AND WARRANTIES OF THE CONTINUING STOCKHOLDERS. Each of the Continuing Stockholders, individually and not jointly, hereby represents, warrants and covenants to the Company and to the Investors as follows: (a) such Continuing Stockholder has full authority, power and capacity to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of such Continuing Stockholder enforceable against him in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies (provided, however, that the limitations described in this clause
(ii) should not prevent the practical realization of the benefits intended by this Agreement); and (c) the execution, delivery and performance by such Continuing Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Continuing Stockholder, or require such Continuing Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any material indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Continuing Stockholder is a party or by which the property of such Continuing Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Continuing Stockholder.

         SECTION 2.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to the Continuing Stockholders and to the Investors as follows: (a) the Company has full corporate authority and power to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies (provided, however, that the limitations described in this clause
(ii) should not prevent the practical realization of the benefits intended by this Agreement); and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any material indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

ARTICLE III            RESTRICTIONS ON TRANSFER: RIGHT OF LAST REFUSAL;
                       DRAG-ALONG AND TAG-ALONG PROVISIONS

         The following provisions of this Article III shall terminate immediately upon, and shall not apply with respect to, the closing of a Qualified Public Offering.

         SECTION 3.1 RESTRICTIONS ON TRANSFER. The Common Stock may not be transferred by any Continuing Stockholder at any time on or prior to December 31, 1997. From and after December 31, 1997, each Continuing Stockholder agrees that it or he will not, without the prior written consent of two-thirds-in-interest of the Investors, Transfer all or any portion of the Shares now owned or hereafter acquired by it or him, except in connection with, and strictly in compliance with the conditions of, any of the following:

                  (a) Transfers effected pursuant to Sections 3.2, 3.3 and 3.4, in each case made in accordance with the procedures set forth therein;

                  (b) Transfers by any Continuing Stockholder to his spouse or children, to a trust of which he is the settlor and a trustee for the benefit of his spouse or children, or to an irrevocable trust or family limited partnership, PROVIDED that any such trust does not require or permit distribution of such Shares during the term of this Agreement, and PROVIDED FURTHER that the Transferee shall have entered into an enforceable Joinder Agreement providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Continuing Stockholder, except that no further Transfer shall thereafter be permitted hereunder except in compliance with Sections 3.2, 3.3 and 3.4; and

                  (c) Transfers upon the death of any Continuing Stockholder to his heirs, executors or administrators or to a trust under his will or Transfers between such Continuing Stockholder and his guardian or conservator, PROVIDED that the Transferee shall have entered into an enforceable Joinder Agreement providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by the Continuing Stockholder, except that no further Transfer shall thereafter be permitted hereunder except in compliance with Sections 3.2, 3.3 and 3.4.

         Any permitted Transferee described in the preceding clauses (b) or
(c) shall be referred to herein as a "Permitted Transferee." Notwithstanding anything to the contrary in this Agreement or any failure to execute a Joinder Agreement as contemplated hereby, Permitted Transferees shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the Transferring Continuing Stockholder, whether or not they so agree with the transferor and/or the Company. Without limitation of the foregoing, in connection with any otherwise permitted transfer of shares of capital stock that are restricted shares and are subject to any stock restriction agreement, any transferee of any such shares shall agree in writing to be bound by the terms of any such stock restriction or similar agreement, including, without limitation, any repurchase or similar right contained therein.

         SECTION 3.2 RIGHT OF LAST REFUSAL. In the event that any of the Continuing Stockholders, including any of their Permitted Transferees, receives a bona fide offer to purchase all or any portion of the Shares held by such person (a "Transaction Offer") from an Independent

Third Party (the "Offeror"), such Continuing Stockholder or Permitted Transferee (a "Transferring Stockholder") may Transfer such Shares pursuant to and in accordance with the following provisions of this Section 3.2:

                  (a) Such Transferring Stockholder shall cause the Transaction Offer and all of the terms thereof to be reduced to writing and shall notify each Investor of his wish to accept the Transaction Offer and otherwise comply with the provisions of this Section 3.2 (such notice, the "Offer Notice"). The Transferring Stockholder's Offer Notice shall constitute an irrevocable offer to sell such shares to the Investor on the basis described below at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transaction Offer (except to the extent the provisions of this Section 3.2 apply). The notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Offeror and all relevant information in connection therewith).

                  (b) Subject to the provisions of Section 3.2(c) below, each Investor shall have the right (the "Right of Last Refusal") to offer to purchase up to that number of Shares covered by the Transaction Offer as shall be equal to the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Investor on the date of the Offer Notice on an as converted basis (including for this purpose any shares of Common Stock that may be received upon conversion of any Preferred Stock), and the denominator of which is the total number of Shares of Common Stock, then held by all Investors on the date of the Offer Notice on an as converted basis as provided above, subject to increase as hereinafter provided. The number of Shares that each Investor is entitled to purchase under this Section 3.2 shall be referred to as its "Pro Rata Fraction". Each Investor shall have the right to transfer its right to any Pro Rata Fraction or part thereof with respect to any proposed Transaction Offer to any transferee. In the event an Investor does not wish to purchase or to transfer its right to purchase its Pro Rata Fraction, then any Investors who so elect shall have the right to offer to purchase, on a pro rata basis with any other Investors who so elect, any Pro Rata Fraction not purchased by an Investor or its transferee. Each Investor shall have the right to accept the Transaction Offer by giving notice of such acceptance to the Transferring Stockholder as provided in Section 6.4 within fifteen (15) days after receipt of the Offer Notice, which notice shall indicate the maximum number of Shares subject thereto which the Investor and its transferee(s) are willing to purchase in the event fewer than all Investors elect to purchase their Pro Rata Fractions; provided that the Investors as a group may not exercise the Right of Last Refusal with respect to fewer than all of the Shares which are subject to the Transaction Offer. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Board of Directors of the Company with the agreement of the TA Associates, Inc. as representative of the Investors may determine the fair market value of such consideration, reasonably and in good faith, and shall deliver written notice (the "FMV Notice") to the Transferring Stockholder of such determination not more than fifteen (15) days after receipt of the Transaction Offer. If the Transferring Stockholder does not object to such determination within five (5) days of receipt of the FMV Notice, the Investors may exercise. their Right of Last Refusal by payment of such fair market value in cash or cash equivalents. In the event that the Transferring Stockholder objects to the fair market value determined by TA Associates, the Transferring Stockholder and TA Associates shall negotiate in good faith for a period of ten (10) days to determine a mutually acceptable fair market value for such consideration. If after such ten days, TA Associates and the Transferring Stockholder have not reached agreement as to the fair market value of such consideration, the matter shall be referred to a nationally-recognized accounting firm (the "Accountants") for final determination of the fair market value of such consideration (the "Accountants Determination"), and the Accountants shall make the Accountant Determination not more than fifteen (15) days after receipt of such matter. The Accountant's Determination shall be binding on the Investors and the Transferring Stockholder and shall not be subject to dispute or review. For a period of fifteen (15) days following delivery of the Accountant's Determination, the Investors may exercise their Right of Last Refusal by payment in cash or cash equivalents of the fair market value so determined. The Transferring Stockholder shall notify the Investors promptly following any lapse of the Right of Last Refusal without acceptance thereof or any rejection of the Right of Last Refusal.

         Upon the expiration of thirty (30) days following later to occur of
(i) receipt of the Offer Notice by all Investors and (ii) delivery of the Accountant's Determination to the Transferring Stockholder and to TA Associates, as representation of the Investors, the number of Shares to be purchased by each Investor and transferee shall be determined as follows: (x) there shall first be allocated to each Investor and transferee electing to purchase a number of Shares equal to the lesser of (A) the number of Shares as to which such Investor accepted the Transaction Offer or (B) such Investor's Pro Rata Fraction, and (y) the balance, if any, not allocated under clause (x) above, shall be allocated to those Investors and transferees who accepted the Transaction Offer as to a number of Shares which exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the amount of such excess. The closing for any purchase of Shares by the Investors and their transferees hereunder shall take place within thirty (30) days after the later to occur of (i) the first thirty (30) day period following the Investors' receipt of the Offer Notice-and (ii) delivery of the Accountant's Determination to the Transferring Stockholder and to TA Associates, as representation of the Investors at the place and on the date specified by two-thirds-in-interest of the Investors.

                  (c) In the event that the Investors do not elect to exercise the Right of Last Refusal with respect to all of the Shares proposed to be sold, the Investors shall not be entitled to purchase any such Shares and the Transferring Stockholder may sell all such Shares proposed to be sold to the Offeror on the terms and conditions set forth in the Offer Notice. If the Transferring Stockholder's transfer to an Offeror is not consummated in accordance with the terms of the Transaction Offer on or before the day which is ninety (90) days after the expiration of the Right of Last Refusal, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Investors are once again afforded the Right of Last Refusal provided for herein with respect to such Transaction Offer.

         SECTION 3.3     DRAG-ALONG OBLIGATIONS.

                  (a) In the event that two-thirds-in-interest of the Investors determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or substantially all of the capital stock of the Company owned by the Investors to any non-Affiliate(s) of the Company or any of the Investors, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or any of the Investors (in each case, the "Buyer") in a bona fide negotiated transaction (a "Sale'), each of the Continuing Stockholders, including any of their respective Permitted Transferees (collectively, the "Non-Investor Stockholders'), shall be obligated to and shall upon the written request of two-thirds-in-interest of the Investors: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his Shares (including for this purpose all of such Non-Investor Stockholder's Shares that presently or as a result of any such transaction may be acquired upon the exercise of options (following the payment of the exercise price therefor)) on substantially the same terms applicable to the Investors (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of the Preferred Stock); and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale proposed by the Investors and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Investors or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 3.3.

                  (b) Not less than thirty (30) days prior to the date proposed for the closing of any Sale, the Investors shall give written notice to each Non-Investor Stockholder, setting forth in reasonable detail the name or names of the Buyer, the terms and conditions of the Sale, including the purchase price, and the proposed closing date.

         SECTION 3.4 TAG-ALONG RIGHTS. In the event that the Investors enter into an agreement (an "Agreement") with one or more third parties (each a "Third Party") (other than another Investor or any affiliate of any Investor) pursuant to which such Third Parties shall purchase all or substantially all of the shares of the Preferred Stock, Common Stock or other equity securities then held by the Investors, such Agreement shall include, as a condition precedent to the Investors' obligations thereunder, provisions requiring such Third Parties to acquire not less than 558,570 shares of Common Stock then held by certain Non-Investor Stockholders identified on
SCHEDULE 3.4 attached hereto on terms and conditions substantially similar to those set forth in the Agreement. Not less than thirty (30) days prior to the date proposed for the closing of any such transaction, the Investors shall give written notice to each such Non-Investor Stockholder, setting forth in reasonable detail the name or names of the Buyer, the terms and conditions of the proposed transaction, including the purchase price, and the proposed closing date.

         SECTION 3.5 CONTEMPORANEOUS TRANSFERS. If two or more Continuing Stockholders (or their Permitted Transferees) propose concurrent Transfers which are subject to this Article III, then the relevant provisions of
Section 3.2 shall apply separately to each such proposed Transfer.

         SECTION 3.6 ASSIGNMENT. Each Investor shall have the right to assign its rights under this Article III in connection with any transaction or series of related transactions involving the transfer of shares of capital stock of the Company to a transferee or two or more transferees that are Affiliates of each other or to any fund managed by or associated with TA Associates, Inc. (each, a "TA Fund"), and upon any such transfer, any such transferee or TA Fund thereupon shall be deemed an "Investor" in connection with its ownership of the Shares Transferred for purposes of this Article III.

         SECTION 3.7 PROHIBITED TRANSFERS. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void AB INITIO; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose. Without limitation to the foregoing, each of the Investors and Continuing Stockholders further agrees that the provisions of Section 6.8 shall apply in the event of any violation or threatened violation of this Agreement.

ARTICLE IV             RIGHTS TO PURCHASE.

         Notwithstanding anything herein to the contrary, the following provisions of this Article IV shall terminate immediately prior to the closing of a Qualified Public Offering and shall not apply with respect to any Qualified Public Offering.

         SECTION 4.1 RIGHT TO PARTICIPATE IN CERTAIN SALES OF ADDITIONAL SECURITIES. The Company agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company unless the Company first submits a written offer to the Investors (including their Permitted Transferees) (collectively, the "Offerees') identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Investor (including each Permitted Transferee) the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities (subject to increase for over-allotment if some Investors do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. Each Offeree's "Pro Rata Allotment" of such securities shall be based on the ratio which the shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) then owned by it bears to all of the then issued and outstanding shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock calculated in each case on a fully-diluted basis giving effect to the conversion of convertible securities and assuming the exercise of all outstanding vested options, in each case as of the date of such written offer. The Company's offer pursuant to this Section 4. 1 shall remain open and irrevocable for a period of 30 days, and the recipients of such offer shall elect to purchase by giving written notice thereof to the Company within such 30-day period, including therein the maximum number of shares or other securities which the Offeree would purchase if other Offerees do not elect to purchase, with the rights of electing Offerees to purchase such additional shares to be based upon the relative holdings of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) of the electing Offerees in the case of over-subscription. Any securities so offered which are not purchased pursuant to such offer may be sold by the Company but only on the terms and conditions set forth in the initial offer, at any time within 120 days following the termination of the above-referenced 30-day period but may not be sold to any other person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 120-day period without renewed compliance with this Section 4. 1.

         Notwithstanding the foregoing, the right to purchase granted under this Article IV shall be inapplicable with respect to any issuance or proposed issuance by the Company of (i) securities issued in connection with the acquisition of another corporation by the Company, whether by merger, purchase of all or substantially all of the assets of such corporation, or otherwise, (ii) up to 994,407 shares (or options to purchase shares) of Common Stock (subject to adjustment in the event of stock splits, stock dividends, recapitalizations and like events) issued or granted to employees, consultants, officers, directors, advisors or independent contractors of the Company or of any Affiliate of the Company pursuant to the Company's 1997 Stock Option and Grant Plan, (iii) securities issued as a result of any stock split, stock dividend, reclassification or reorganization of the Company's capital stock or (iv) Common Stock issued upon conversion of the Convertible Preferred Stock in accordance with the terms of the Company's Amended and Restated Articles of Incorporation.

         SECTION 4.2 ASSIGNMENT OF RIGHTS. Each Investor (including each Permitted Transferee) shall have to right to assign its rights under this
Article IV in connection with any transaction or series of related transactions involving the transfer to one or more transferees that are Affiliates of each other of Shares of capital stock of the Company or to any TA Fund, and upon any such transfer such transferee or TA Fund shall be deemed an Offeree for purposes of Sections 4.1 and 4.2 with the rights set forth in such Sections.

ARTICLE V              REGISTRATION RIGHTS.

         The Company's obligation to register shares of Common Stock under this Article V shall terminate seven (7) years following the closing by the Company of its first underwritten public offering pursuant to a registration statement under the Securities Act (an "IPO") or, with respect to Shares held by particular Investors or the Continuing Stockholders (including Permitted Transferees), whenever such shares are no longer Registrable Shares (as defined below).

         SECTION 5.1 PIGGYBACK REGISTRATION RIGHTS. If at any time or times after the date hereof, the Company shall determine to register any shares of its Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by stockholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable or a registration effected pursuant to Sections 5.2 or 5.3 hereof), the Company will promptly give written notice thereof to the Investors and the Continuing Stockholders (including for purpose of this Section 5. 1 each Permitted Transferee). In connection with any such registration, if within thirty (30) days after their receipt of such notice (or 10 days in the case of a proposed registration on Form S-3) any Investor or Continuing Stockholder requests in writing the inclusion in such registration of some or all of the Registrable Shares (as hereinafter defined) owned by such Investor or Continuing Stockholder, or into which any Shares held by such Investor or Continuing Stockholder are convertible or exchangeable, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which such Investors and Continuing Stockholders so request; PROVIDED, HOWEVER, that in the case of an underwritten public offering, if the underwriter determines that a limitation on the number of shares to be underwritten is required,
(i) if such registration is the first registered offering of the Company's securities to the public, the underwriter may exclude from such registration and underwriting some or all of the Registrable Shares which would otherwise be underwritten pursuant to the notice described herein, and (ii) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the underwriter may limit the number of Registrable Shares to be included in the registration and underwriting to not less than thirty percent (30%) of the securities included therein (based on aggregate market values). The Company shall advise all Investors and Continuing Stockholders promptly after such determination by the underwriter, and the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all Investors and Continuing Stockholders requesting registration in proportion, as nearly as practicable, to their respective holdings of Registrable Shares. All expenses of the registration and offering (including the reasonable fees and expenses of one independent counsel for the Investors as a group and the Continuing Stockholders as a group, elected by a majority in interest (based on Registrable Shares proposed to be sold) of the Investors and Continuing Stockholders proposing to sell), shall be borne by the Company, except that the Investors and the Continuing Stockholders shall bear underwriting and selling commissions and transfer taxes attributable to the sale of their Registrable Shares.

         SECTION 5.2 DEMAND REGISTRATION RIGHTS. If on any two (2) occasions (which occasions shall in no event be less than six months apart from each other) after the earlier of (i) two (2) years after the date of this Agreement or (ii) three (3) months after the closing of the Company's first public offering pursuant to a registration statement under the Securities Act, Investors holding a majority in interest of the Registrable Shares then held by all of the Investors shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale all or any portion of its or their Registrable Shares, the Company will notify all of the Investors and the Continuing Stockholders (including for purposes of this Section 5.2 all Permitted Transferees) of its receipt of such notification from such Investors. If within thirty (30) days after their receipt of such notice, any Investor or Continuing Stockholder requests the inclusion of some or all of the Registrable Shares owned by such Investor or Continuing Stockholder in such registration, the Company will use its best efforts to cause such Registrable Shares so requested (including the Registrable Shares held by the Investor(s) or Continuing Stockholder(s) giving the initial notice of intent to register hereunder) to be registered under the Securities Act in accordance with the terms of this Section 5.2; PROVIDED, HOWEVER, that unless such registration becomes effective, the Investors shall be entitled to require an additional registration pursuant to this Section 5.2; and, PROVIDED FURTHER that if such registration is underwritten and the underwriter determines that a limitation on the number of shares to be underwritten is required, the first shares to be excluded from such registration shall be any shares registered for the benefit of the Company, and thereafter any shares which the Investors and the Continuing Stockholders have requested to be registered shall be limited, to the extent necessary, based upon the respective holdings of Registrable Shares of the Investors and Continuing Stockholders proposing to sell.

         All expenses of such registrations and offerings (including the reasonable fees and expenses of one independent counsel for the Investors as a group, and the Continuing Stockholders as a group, selected in the manner contemplated by Section 5.1) shall be borne by the Company. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days during any twelve-month period, if the Company determines in good faith that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company or otherwise would not be in the best interest of the Company. The Company shall not be required to cause a registration statement requested pursuant to this Section 5.2 to become effective prior to 90 days following the effective date of a Registration Statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Investors to the effect that the Company is commencing to prepare a Company-initiated Registration Statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such 90-day period if the request pursuant to this Section 5.2 has been made prior to the expiration of such 90-day period. If so requested by any Investor or Continuing Stockholder in connection with a registration under this paragraph, the Company shall take such steps as are required to register the Investors' and the Continuing Stockholders' Registrable Shares for sale on a delayed or continuous basis under Rule 415, and also take such steps as are required to keep any registration effective until all of the Investors' and the Continuing Stockholders' Registrable Shares registered thereunder are sold. Notwithstanding the foregoing, the Company shall have no obligation to keep any registration pursuant to this Section 5.2 effective more than 120 days after the initial date of effectiveness of such registration.

         SECTION 5.3 FORM S-3. If the Company becomes eligible to use Form S-3 under the Securities Act or a comparable successor form, (a) the Company shall use its best efforts to continue to qualify at all times for registration of its capital stock on Form S-3 or such successor form, and
(b) holders of Registrable Shares anticipated to have an aggregate sale price (net of underwriting discounts and Commission, if any) in excess of $500,000 shall have the right on one or more occasions to request and have effected the registration of their Shares on Form S-3 or such successor form (such requests shall be in writing and shall state the number of Shares to be disposed of and the intended method of disposition of such Shares by Investor(s) or Continuing Stockholder(s), including for purposes of this
Section 5.3 all Permitted Transferees). The Company will use its best efforts to effect promptly the registration of all Shares on Form S-3 or such successor form to the extent requested by such Investor(s) or Continuing Stockholder(s). If so requested by such Investor(s) or Continuing Stockholder(s) in connection with a registration under this Section 5.3, the Company shall take such steps as are required to register such Investor's or Continuing Stockholder's Registrable Shares for sale on a delayed or continuous basis under Rule 415, and to keep such registration effective until all of such Investor's or Continuing Stockholder's Registrable Shares registered thereunder are sold. Notwithstanding the foregoing, the Company shall have no obligation to keep any registration effective more than 120 days after the initial date of effectiveness of such registration. All expenses incurred in connection with a registration requested pursuant to this Section 5.3 (including the reasonable fees and expenses of one independent counsel for the Investors as a group and the Continuing Stockholders as a group, selected in this manner contemplated as of Section
5. 1) shall be borne by the Company. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days during any twelve month period, if the Company determines in good faith that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company or otherwise would not be in the best interest of the Company. The Company shall not be required to cause a Registration Statement requested pursuant to this Section 5.3 to become effective prior to 90 days following the effective date of a Registration Statement initiated by the Investors pursuant to Section 5.2 or by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Investors and the Continuing Stockholders to the effect that the Company is commencing to prepare a Company-initiated Registration Statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); PROVIDED, HOWEVER, that the Company shall use its best efforts to achieve such effectiveness promptly following such 90-day period if the request pursuant to this Section
5.3 has been made prior to the expiration of such 90-day period.

         SECTION 5.4     REGISTRABLE SHARES. For the purposes of this
Article V, the term "Registrable Shares" shall mean any shares of Common Stock held by an Investor, Continuing Stockholder or Permitted Transferee or subject to acquisition by an Investor upon conversion of Preferred Stock, including any shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if an Investor owns Preferred Stock that is convertible into Common Stock, the Investor may exercise its registration rights hereunder by converting the shares to be sold publicly into Common Stock as of the closing of the relevant offering and shall not be required to cause such Preferred Stock to be converted to Common Stock until and unless such Closing occurs, it being understood that the Company shall at the request of the relevant Investor effect the reconversion of Common Stock to Preferred Stock if such a conversion occurs notwithstanding the foregoing and a public offering does not close; and provided, further, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may be sold without restriction as to volume or otherwise pursuant to Rule 144(k) under the Securities Act (as confirmed by an unqualified opinion of counsel to the Company), shall not be deemed Registrable Shares.

         SECTION 5.5 FURTHER OBLIGATIONS OF THE COMPANY. Whenever, under the provisions of Sections 5.1, 5.2 or 5.3 of this Agreement, the Company is required to register any Registrable Shares, it agrees that it shall also do the following:

                  (a) Use its best efforts to diligently prepare and file with the Commission a registration statement and such amendments, post-effective amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective as contemplated herein and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering as provided herein;

                  (b) Furnish to each selling Investor or Continuing Stockholder (including for purposes of this Section 5.4 each Permitted Transferee) such copies of each preliminary and final prospectus and such other documents as such Investor or Continuing Stockholder may reasonably request to facilitate the public offering of its Registrable Shares;

                  (c) Enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Investors or Continuing Stockholders, if any (which underwriter shall be selected by the selling Investors in connection with any registration requested pursuant to Section 5.2); provided, however, that no Continuing Stockholder or Investor shall be required to make any representations or warranties or provide any indemnification other than with respect to its title to the Registrable Shares and any written information provided by it to the Company specifically for use in the Registration Statement, and if the underwriter requires that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company's business, operations and financial information and the disclosures relating thereto in the prospectus;

                  (d) Use its best efforts to register or qualify the securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Investors or Continuing Stockholders may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

                  (e) Immediately notify each selling Investor or Continuing Stockholder, at any time when a prospectus relating to his Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Investor or Continuing Stockholder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (f) Cause all such Registrable Shares to be listed on or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed;

                  (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its stockholders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

                  (h) Cooperate with each Investor and Continuing Stockholder and each underwriter participating in the disposition of Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

                  (i) During the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                  (j) Appoint a transfer agent and registrar for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement;

                  (k) In connection with an underwritten offering, to the extent reasonably requested by the managing underwriter for the offering or the Investors or the Continuing Stockholders, participate in and support customary efforts to sell the securities in the offering, including, without limitation, participating in "road shows"; and

                  (l) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Shares under this Article V.

         SECTION 5.6     INDEMNIFICATIONS; CONTRIBUTION.

                  (a) Incident to any registration statement referred to in this Article V, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, each Investor or Continuing Stockholder (including for purposes of this Article V each Permitted Transferee) who offers or sells any such Registrable Shares in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Stockholder'), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as the same are incurred to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Stockholder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Stockholder expressly for use in such registration statement, such Selling Stockholder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), and each other Selling Stockholder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Stockholder for indemnification under this Section 5.6(a) in its capacity as such exceed the lesser of
(i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Stockholder or (ii) the proceeds received by such Selling Stockholder from its sale of Registrable Shares under such registration statement.

                  (b)    If the indemnification provided for in
Section 5.6(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5.6, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Stockholders and the underwriters from the offering of the Registrable Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Stockholders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Shares. The relative fault of the Company, the Selling Stockholders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 5.6(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Stockholder be required to contribute any amount under this Section 5.6(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Shares sold under such registration statement which are being sold by such Selling Stockholder or (ii) the proceeds received by such Selling Stockholder from its sale of Registrable Shares under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5.6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this
Section 5.6 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

         SECTION 5.7 RULE 144 REQUIREMENTS. If the Company becomes subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Commission such information as is specified under either of said Sections for so long as any of the Investors hold any Registrable Shares; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any holder of Registrable Shares upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rules.

         SECTION 5.8 MARKET STAND-OFF. Each Investor and Continuing Stockholder agrees, if requested by the Company and an underwriter of Registrable Shares of the Company in connection with the Company's initial public offering, not to sell or otherwise transfer or dispose of any Shares held by it for such period, not to exceed 180 days following the effective date of the relevant registration statement filed under the Securities Act in connection with such initial public offering, as such underwriter shall specify reasonably and in good faith.

         SECTION 5.9 TRANSFER OF REGISTRATION RIGHTS. The registration rights and related obligations under this Article V of the Investors and Continuing Stockholders with respect to their Registrable Securities may be assigned in connection with any transaction or series of related transactions involving the transfer of shares of capital stock of the Company to one or more Permitted Transferee, other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous transfers), or to any TA Fund, and upon any such transfer such transferee or TA Fund shall be deemed to be included within the definition of an "Investor" or a "Continuing Stockholder" as applicable, for purposes of this Article V with the rights set forth herein.

ARTICLE VI             MISCELLANEOUS PROVISIONS.

         SECTION 6.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS. Each of the parties hereto agrees that each representation, warranty, covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

         SECTION 6.2 LEGEND ON SECURITIES. The Company, the Investors and the Continuing Stockholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by any of the Investors, Continuing Stockholders or their Permitted Transferees:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR (2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF DECEMBER ____, 1997, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         SECTION 6.3 AMENDMENT AND WAIVER. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company, two-thirds-in-interest of the Continuing Stockholders (based on the Shares held by the Continuing Stockholders and their Permitted Transferees as a group) and two-thirds-in-interest of the Investors (based on the Shares held by the Investors as a group); PROVIDED, HOWEVER, that any amendment which directly, materially and adversely affects any right specifically granted to a particular Investor or Continuing Stockholder in a manner different than other Investors or Continuing Stockholders shall not be effective unless such Person has consented to that amendment. All actions by the Company hereunder shall be taken by or upon the direction of a majority of the members of the Company's Board of Directors.

         SECTION 6.4 NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by telex or facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

                  (a)      if to the Company:

                           International Microcircuits, Inc.
                           525 Los Coches St.
                           Milpitas, California 95035
                           Fax:     (408) 934-0823
                           Attention: President

                  (b)      Frank Deverse

                           2189 Slaughterhouse Creek Road
                           P.O. Box 484
                           Glenbrook, NV 89413
                           Fax:     (702) 749-5757

                  (c)      if to the Investors:

                           TA Associates, Inc.
                           435 Tasso Street, Suite 200
                           Palo Alto, CA 94301
                           Fax:     (650) 326-4933

                  (d)      if to the Continuing Stockholders:

                                    To each Continuing Stockholder
                                    at such address as is contained
                                    in the stock records of the Company

         SECTION 6.5 HEADINGS. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         SECTION 6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         SECTION 6.7 DISPUTE RESOLUTION. Except with respect to matters as to which injunctive relief is being sought, any dispute arising out of or relating to this Agreement that has not been settled within thirty (30) days by good faith negotiation between the parties to this Agreement shall be submitted to the American Arbitration Association ("AAA") for final and binding arbitration pursuant to AAA's Commercial Arbitration Rules. Any such arbitration shall be conducted in San Francisco, California.

         SECTION 6.8 REMEDIES; SEVERABILITY. Notwithstanding Section 6.7, it is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         SECTION 6.9 ENTIRE AGREEMENT. This Agreement, together with the Stock Purchase Agreement and other agreements specifically contemplated hereby and thereby, is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Stock Purchase Agreement and other agreements contemplated hereby and thereby (including the exhibits hereto and thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 6.10 ADJUSTMENTS. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

         SECTION 6.11 LAW GOVERNING. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California (without giving effect to principles of conflicts of law). Each party also waives trial by jury in any action relating to this Agreement.

         SECTION 6.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor. This Agreement may not be assigned by any Continuing Stockholder or Permitted Transferee except as contemplated by Article IV without the prior written consent of two-thirds-in-interest of the Investors, and without such prior written consent any attempted transfer shall be null and void.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    International Microcircuits, Inc.



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